EXHIBIT 99.1
KVI CAPITAL, INC.
Unaudited Financial Statements as of July 31, 2005 and for Seven Months Ended July 31, 2005 and 2004
and Audited Financial Statements as of December 31, 2004 and for the Year Ended December 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of
Goldleaf Financial Solutions, Inc.:
     We have audited the accompanying balance sheet of KVI Capital, Inc. (an “S” Corporation) (the “Company”) as of December 31, 2004 and the related statements of operations and stockholders’ equity and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KVI Capital, Inc. at December 31, 2004, and the results of its operations and its cash flows for the year-ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton, LLP
Raleigh, North Carolina
July 20, 2006

KVI CAPITAL, INC.
BALANCE SHEETS

	July 31,	December 31,
(in thousands, except per share amounts)	2005	2004
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$124	$220
Accounts receivable, net of allowance for doubtful accounts of $145 and $13	238	278
Investment in direct financing leases	3,020	2,812
Prepaid Expenses	3	12

Total current assets	3,385	3,322

PROPERTY AND EQUIPMENT, AT COST:
Computer equipment	66	66
Office furniture and equipment	103	103
Less: accumulated depreciation	(125)	(101)

Property and equipment, net	44	68

OPERATING LEASE EQUIPMENT, net of accumulated depreciation of $351 and $297	157	297

OTHER ASSETS:
Investment in direct financing leases, net of current portion.	4,530	4,217
Property on month-to-month leases, net of accumulated depreciation of $31 and $19	8	12
Property on progress payment riders	450	625

Total other assets	4,988	4,854

Total assets	$8,574	$8,541

LIABILITIES & STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$63	$138
Deferred lease payments	308	307
Accrued liabilities	73	70
Current portion of non-recourse lease notes payable	2,449	2,338
Recourse lease notes payable	—	111
Shareholder loan	—	53
Line of credit	240	—
Other current liabilities	—	2

Total current liabilities	3,133	3,019

LONG-TERM LIABILITIES:
Non-recourse lease notes payable, net of current portion	4,938	4,885

Total liabilities	8,071	7,904

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value, 100,000 shares authorized and 100,000 shares issued and outstanding	1	1
Additional paid-in capital	3,074	3,074
Accumulated deficit	(2,572)	(2,438)

Total stockholders’ equity	503	637

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,574	$8,541

The accompanying notes are an integral part of these financial statements.

KVI CAPITAL, INC.
STATEMENTS OF OPERATIONS
for the Seven Months Ended July 31, 2005 and 2004 and the Year Ended December 31, 2004

	Seven Months	Seven Months	Year Ended
	Ended July 31,	Ended July 31,	December 31,
(in thousands)	2005	2004	2004
	(Unaudited)	(Unaudited)	(Audited)
REVENUES:
Leasing revenues	$816	$893	$1,711

COST OF REVENUES	373	350	566

GROSS MARGIN	443	543	1,145

OPERATING EXPENSES:
General and administrative	371	463	754
Selling and marketing	171	151	261
Interest expense	23	49	102
Other operating expense (income)	12	(96)	(68)

Total operating expenses	577	567	1,049

NET (LOSS) INCOME	$(134)	$(24)	$96

The accompanying notes are an integral part of these financial statements.

KVI CAPITAL, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
for the Seven Months Ended July 31, 2005 and the Year Ended December 31, 2004

	Shares of		Additional
(in thousands, except per share	Common	Common	Paid-In	Accumulated
amounts)	Stock	Stock	Capital	Deficit	Total
Balance at January 1, 2004	100,000	$1	$3,074	$(2,484)	$591
Net income	—	—	—	96	96
Shareholder distribution	—	—	—	(50)	(50)

Balance at December 31, 2004 (Audited)	100,000	1	3,074	(2,438)	637
Net loss	—	—	—	(134)	(134)

Balance at July 31, 2005 (Unaudited)	100,000	$1	$3,074	$(2,572)	$503

The accompanying notes are an integral part of these financial statements.

KVI CAPITAL, INC.
STATEMENTS OF CASH FLOWS
for the Seven Months Ended July 31, 2005 and 2004 and the Year Ended December 31, 2004

	Seven Months	Seven Months	Year Ended
	Ended July 31	Ended July 31,	December 31,
(in thousands)	2005	2004	2004
	(Unaudited)	(Unaudited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(134)	$(24)	$96
Adjustments to reconcile net loss to activities:
cash provided by operating:
Depreciation	149	176	260
Amortization of lease income and initial direct costs	(501)	(204)	(620)
Gain on sale of leased equipment	(106)	(319)	(295)
Change in operating assets and liabilities:.
Accounts receivable	132	—	—
Other current assets	9	(5)	(5)
Accounts payable	(75)	9	(33)
Accrued and other current liabilities	1	(7)	21
Deferred lease payments	1	(10)	¯

NET CASH USED IN OPERATING ACTIVITIES	(524)	(384)	(576)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	—	—	(4)
Purchase of operating lease equipment	(13)	(34)	(122)
Investment in direct finance leases	(2,320)	(2,801)	(4,171)
Proceeds from lease terminations	350	637	1,923
Lease receivables paid	2,140	1,187	2,565

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	157	(1,011)	191

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(20)	(444)	(829)
Draws on line of credit	240	—	—
Proceeds from non-recourse lease notes payable	2,500	3,342	5,142
Payments on recourse lease notes payable	(91)	—	—
Repayments of non-recourse lease notes payable	(2,305)	(1,262)	(3,722)
Payments on shareholder loan	(53)	—	—
Shareholder distribution	—	—	(50)

NET CASH PROVIDED BY FINANCING ACTIVITIES	271	1,636	541

Net increase in cash and cash equivalents	(96)	241	156

Cash and cash equivalents at beginning of period	220	64	64

Cash and cash equivalents at end of period	$124	$305	$220

Supplemental disclosures:
Cash payments for interest during period	$321	$326	$543

The accompanying notes are an integral part of these financial statements.

KVI CAPITAL, INC.
NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 2004 (Audited) and
the Seven Months Ended July 31, 2005 and 2004 (Unaudited)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization
     KVI Capital, Inc. (the “Company”) is an equipment leasing corporation established to provide equipment to sales, manufacturing and distributing companies and community banks with private label and non-private label leasing programs. The Company was incorporated under the laws of the state of Florida on January 26, 2000. The Company’s leasing operations consist principally of the leasing of various types of equipment, including computer hardware and software, related installation costs, medical equipment, office equipment, furniture and point-of-sale retail equipment. The majority of the Company’s leases are classified as direct financing leases with expirations ranging generally from 36 to 60 months.
Basis of Presentation — Unaudited Interim Financial Statements
     In the opinion of management, the unaudited interim financial statements as of July 31, 2005 and for the seven months ended July 31, 2005 and 2004, contained in this report reflect all adjustments, consisting of only normal recurring accruals, which are necessary for a fair presentation of the financial position, and the results of operations for the interim period presented. The results of operations for any interim period are not necessarily indicative of results for the full year.
Cash and Cash Equivalents
     Cash and cash equivalents include cash or deposit and short-term investments with original maturities of three months or less.
Property and Equipment
     Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over their estimated useful lives, ranging from three to five years. Expenditures for maintenance and repairs are charged to expense as incurred, whereas expenditures for renewals and betterments are capitalized.
     In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews its long-lived assets and certain identifiable intangible assets (Note 3) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. If the sum of the expected undiscounted future cash flows from the use of an asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized based on the fair value of the asset. No such impairment losses were identified during the seven months ended July 31, 2005 or the year ended December 31, 2004.
     Equipment under operating leases is carried at cost and is depreciated using the straight-line method over the shorter of the life of the lease of the estimated useful life of the equipment, typically 5 to 7 years.
     Depreciation expense during the seven months ended July 31, 2005 and 2004 and the year ended December 31, 2004 totaled $149,000 (unaudited) and $176,000 (unaudited) and $260,000 (audited), respectively.
Allowance for Doubtful Accounts
     The Company estimates its allowance for doubtful accounts on a case-by-case basis, based on the facts and circumstances surrounding each potentially uncollectible receivable. An allowance is also maintained for expected billing adjustments and for accounts that are not specifically reviewed that may become uncollectible in the future. Uncollectible receivables are written off in the period management believes it has exhausted every opportunity to collect payment from the customer. The Company considers customer balances in excess of sixty days past due to be delinquent and thus subject to consideration for the allowance for doubtful accounts.
Property on Progress Payment Riders
     Property on progress payment riders are recorded at cost and are components of new leases that are in process of being installed at the leasee site. At the conclusion of installation, amounts recorded in this caption are reclassified into the investment in direct finance lease category at the inception of the lease transaction.
Lease Accounting
     The Company is an equipment lessor. As such, the Company accounts for its leasing business in accordance with SFAS No. 13, Accounting for Leases. SFAS No. 13 requires lessors to evaluate each lease transaction and determine whether it qualifies as a sale-type, direct financing, leveraged, or operating lease. KVI’s leases are classified as either direct financing or operating leases.
     For direct financing, the investment in direct financing leases caption consists of the sum of the minimum lease payments due during the remaining term of the lease and the unguaranteed residual value of the leased asset. The difference between the total above and the cost of the leased asset is recorded as unearned income. Unearned income is amortized to income over the lease term to produce a constant periodic rate of return on the investment in the lease. Management performs periodic reviews of estimated residual values with other than temporary impairment recognized in current period earnings.
     For leases classified as operating leases, lease payments are recorded as rent income during the period earned or on a month-to-month basis, as appropriate.
     The Company also earns revenue from early lease termination fees and from disposals of lease equipment at the end of the lease.
Deferred Lease Payments
     The Company invoices all customers thirty days in advance of the payment due date. Deferred Lease Payments is comprised of these advance monthly billings, which are recognized as income on the first day of the month to which they relate.
Income Taxes
     The Company, prior to its acquisition by Goldleaf Financial Solutions, Inc. (formerly Private Business, Inc.) on August 1, 2005, had elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal income taxes on its taxable income. Instead, the stockholders are liable for individual federal taxes on their respective shares of the Company’s taxable income.
Fair Value of Financial Instruments
     To meet the reporting requirements of SFAS No. 107, Disclosures About Fair value of Financial Instruments, the Company estimates the fair value of financial instruments. At July 31, 2005 and December 31, 2004 there were no material differences in the book values of the Company’s financial instruments and their related fair values. Financial instruments primarily consist of cash, accounts receivable, accounts payable and debt instruments. As the Company’s lease portfolio is entirely financed with non-recourse debt at substantially similar interest rates and terms, the Company is not exposed to risk due to changes in the fair values of these financial instruments.

Advertising Costs
     The Company expenses all advertising costs in the period incurred. Such costs were immaterial in the periods presented.
Comprehensive Income
     The Company applies the provisions of SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires that the changes in the amounts of certain items, including gains and losses on certain securities, be shown in the financial statements as a component of comprehensive income. The Company reports comprehensive income as a part of that consolidated statements of stockholders’ equity.
Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.
Initial Direct Costs
     Costs directly related to the origination of a lease are capitalized and amortized over the term of the lease.
2.	OPERATING LEASE EQUIPMENT
     The following schedule provides an analysis of the Company’s investment in equipment leased under operating leases by major classes as of July 31, 2005 and December 31, 2004:

	July 31,	December 31,
(in thousands)	2005	2004
	(Unaudited)	(Audited)
Computer Equipment	$59	$63
Office Furniture	34	34
Manufacturing Equipment	12	12
Medical Equipment	50	50
Vehicle	—	38
Copiers	350	392

Total Equipment	505	589
Plus: Initial direct costs	3	5
Less: Accumulated depreciation	(351)	(297)

Net property on operating leases	$157	$297

     The following is a schedule by years of minimum future rentals on non-cancelable operating leases as of July 31, 2005 and December 31, 2004, respectively:

	July 31,	December 31,
(in thousands)	2005	2004
	(Unaudited)	(Audited)
2005	$—	$136
2006	105	79
2007	58	33
2008	23	20
2009	10	2

	$196	$270

3.	INVESTMENT IN DIRECT FINANCING LEASES
     The following lists the components of the investment in direct financing leases as of July 31, 2005 and December 31, 2004:

	July 31,	December 31,
(in thousands)	2005	2004
	(Unaudited)	(Audited)
Total minimum lease payments to be received	$8,254	$7,651
Less: Allowance for uncollectibles	—	—

Net minimum lease payments receivable	8,254	7,651
Unguaranteed estimated residual values of leased equipment	838	799
Initial direct costs	123	125
Less: Unearned income	(1,665)	(1,546)

Net investment in direct financing leases	$7,550	$7,029

     At July 31, 2005 and December 31, 2004, respectively, minimum lease payments for each of the next five years are as follows:

	July 31,	December 31,
(in thousands)	2005	2004
	(Unaudited)	(Audited)
2005	$—	$2,815
2006	2,904	2,146
2007	2,220	1,315
2008	1,594	843
2009	1,085	430
2010	411	31
Thereafter	40	71

	$8,254	$7,651

4.	LINE OF CREDIT
     The Company maintains a line of credit facility with a bank to fund “in process leases” prior to the lease being completed and the non-recourse lease note payable being funded. The line of credit was secured by equipment purchased in the lease transactions. As of July 31, 2005, the balance was $240,000 and bore interest at 7.25%. The line of credit matured on October 31, 2005 and was renewed until December 31, 2005. The line was not extended beyond December 31, 2005.
5.	NON-RECOURSE LEASE NOTES PAYABLE
     As part of the leasing business, the Company borrows funds from its community bank partners on a non-recourse basis in order to acquire the equipment to be leased. In the event of a lease default, the Company is not obligated to continue to pay on the non-recourse note payable associated with that particular lease. As of July 31, 2005 and December 31, 2004, the principal balance of all non-recourse lease notes payable, due to various financial institutions, totaled $7.4 million ($2.4 million of the total is classified as current) (unaudited) and $7.2 million ($2.3 million of the total is classified as current) (audited), respectively. Interest and principal are primarily due monthly with interest rates ranging from 4% to 10.75%.

     The following is the scheduled non-recourse notes payable principal payments over the next five years as of July 31, 2005 and December 31, 2004, respectively:

	July 31,	December 31,
(in thousands)	2005	2004
	(Unaudited)	(Audited)
2005	$—	$2,338
2006	2,449	2,479
2007	1,884	1,256
2008	1,442	858
2009	1,015	230
2010	492	39
Thereafter	105	23

	$7,387	$7,223

6.	RECOURSE LEASE NOTES PAYABLE
     As of December 31, 2004, the Company had recourse lease notes payable outstanding totaling $111,000. In the event of a lease default, the Company would be obligated to continue to pay on the recourse note associated with that particular lease. Interest and principal are primarily due monthly with an interest rate of 6.5% at December 31, 2004.
7.	SHAREHOLDER LOAN
     As of December 31, 2004, the Company had a $53,000 unsecured note payable due to one of the Company’s shareholders. The note payable carries interest at 8% and does not have a stated maturity date. Interest paid on this note in 2004 totaled approximately $11,500.
8.	COMMITMENTS AND CONTINGENCIES
Operating Leases
     In 2005, the Company leases office space under an operating lease agreement, which has a term of 5 years and expires on April 30, 2010. Rent expense for the seven month period ended July 31, 2005 totaled approximately $15,000 (unaudited). During the seven months ended July 31, 2004 and the year ended December 31, 2004, the Company leased office space under an operating lease that expired May 2005. For the seven months ended July 31, 2004 and the year ended December 31, 2004 rent expense totaled $14,000 (unaudited) and $24,000 (audited), respectively. For all periods, rent expense is included in general and administrative expense in the accompanying statements of operations.
     As of July 31, 2005 and December 31, 2004, respectively, the future minimum lease payments relating to operating lease obligations are as follows:

	July 31,	December 31,
(in thousands)	2005	2004
	(Unaudited)	(Audited)
2005	$—	$10
2006	23	—
2007	23	—
2008	23	—
2009	23	—
2010	17	—

	$109	$10

Legal Proceedings
     The Company is not currently party to, and none of our material properties is currently subject to, any material litigation other than routine litigation incidental to our business.
9.	RELATED PARTY TRANSACTIONS
     During the seven month period ended July 31, 2005, the Company rented office space from a shareholder of the Company and paid $5,645 (unaudited) in rent expense.
10.	SUBSEQUENT EVENTS (UNAUDITED)
     On August 1, 2005, all of the outstanding capital stock of the Company was acquired by Goldleaf Financial Solutions, Inc. (“Goldleaf”) (formerly Private Business, Inc.) for $899,000, consisting of $699,000 in cash and $200,000 in common stock of Goldleaf. The Company’s operating results will be included with those of Goldleaf beginning as of the date of acquisition.